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DOLLAR GENERAL ANNOUNCES PRESIDENT’S RESIGNATION

GOODLETTSVILLE, Tenn. – October 11, 2004 – Dollar General Corporation (NYSE: DG) announced today that its President and Chief Operating Officer Lawrence Jackson resigned, effective October 8, 2004, to accept a position with another company.

“We wish Lawrence the best of luck,” commented Dollar General’s Chairman and Chief Executive Officer David Perdue. “For the time being, I will reassume his responsibilities, and, under the leadership of our experienced executive management team, Dollar General will continue to focus on serving our customers and on executing our initiatives for this year and our strategic plan for the longer term.”

About Dollar General

Dollar General is a Fortune 500® discount retailer with 7,180 neighborhood stores as of October 1, 2004.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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